UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices) (Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2019, Prologis GK Holdings Y.K., a Japanese tokurei yugen kaisha and a subsidiary of Prologis, Inc. (“Prologis”), as borrower (the “Borrower”), and Prologis, L.P. (the “Operating Partnership”), as guarantor, entered into a JPY 85,000,000,000 Term Loan Agreement (the “Yen Term Loan”) with various lenders and Sumitomo Mitsui Banking Corporation (“SMBC”), as Administrative Agent.

The Yen Term Loan matures on March 4, 2026. The Operating Partnership may increase the amount of the Yen Term Loan by adding additional lenders to the facility or obtaining the agreement of existing lenders to make additional term loans, but the total amount of the Yen Term Loan may not exceed JPY 120,000,000,000.

Pricing under the Yen Term Loan, including the spread over LIBOR, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. The Yen Term Loan contains customary representations, covenants (including certain financial tests applicable to the Operating Partnership) and defaults (including a cross-acceleration to other recourse indebtedness of more than $150,000,000 or the equivalent in any other currency). Pursuant to a Guaranty of Payment, the Operating Partnership has unconditionally guaranteed the obligations of the Borrower under the Yen Term Loan. Pursuant to the terms of the Yen Term Loan, Prologis is not required to guarantee the obligations of the Borrower under the Yen Term Loan unless Prologis incurs any indebtedness that is not in existence as of the date of the Yen Term Loan or guarantees any indebtedness that is not guaranteed by Prologis as of the date of the Yen Term Loan.

Substantially all of the proceeds of the Yen Term Loan (net of applicable fees and expenses) will be used to repay all outstanding indebtedness of the Borrower under a Term Loan Agreement dated as of August 18, 2016 among the Borrower, Prologis, the Operating Partnership, the lenders party thereto, and SMBC, as administrative agent.

The Yen Term Loan and the Guaranty of Payment have been included herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits . The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
10.1	Term Loan Agreement dated as of March 4, 2019 among Prologis GK Holdings Y.K., as borrower, Prologis, L.P., as guarantor, the lenders party thereto, and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

10.2	Guaranty of Payment dated as of March 4, 2019 between Prologis, L.P., as guarantor, and Sumitomo Mitsui Banking Corporation, as Administrative Agent, for the lenders that are from time to time parties to the Term Loan Agreement dated as of March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

March 6, 2019	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	Senior Vice President and Associate General Counsel

PROLOGIS, L.P.,
By: Prologis, Inc., its general partner

March 6, 2019	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	Senior Vice President and Associate General Counsel

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